Exhibit 99

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that they are jointly filing this statement on Schedule 13G. Each of them is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 12th day of February, 2021.

Spectrum Equity VII, L.P.
By: Spectrum Equity Associates VII, L.P., its general partner
By: SEA VII Management, LLC, its general partner

By:	/s/ Carolina A. Picazo
Name:	Carolina A. Picazo
Title:	Chief Administrative Officer & Chief Compliance Officer

Spectrum Equity Associates VII, L.P.
By: SEA VII Management, LLC, its general partner

By:	/s/ Carolina A. Picazo
Name:	Carolina A. Picazo
Title:	Chief Administrative Officer & Chief Compliance Officer

Spectrum VII Investment Managers’ Fund, L.P.
By: SEA VII Management, LLC, its general partner

By:	/s/ Carolina A. Picazo
Name:	Carolina A. Picazo
Title:	Chief Administrative Officer & Chief Compliance Officer

Spectrum VII Co-Investment Fund, L.P.
By: SEA VII Management, LLC, its general partner

By:	/s/ Carolina A. Picazo
Name:	Carolina A. Picazo
Title:	Chief Administrative Officer & Chief Compliance Officer

SEA VII Management, LLC

By:	/s/ Carolina A. Picazo
Name:	Carolina A. Picazo
Title:	Chief Administrative Officer & Chief Compliance Officer